UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

LAIRD SUPERFOOD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

5303 Spine Road, Suite 204
Boulder, Colorado 80301
(541) 588-3600

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 11, 2026

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by Laird Superfood, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 9, 2026 and furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s Special Meeting of Stockholders (the “Special Meeting”) and any postponement(s), adjournment(s), or recess(es) thereof. This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to stockholders on or about March 6, 2026. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Proxy Statement.

Pursuant to the Investment Agreement, the Company agreed that, effective as of the Closing, (i) the Company will appoint four Nexus Designees to the Board to serve for a term expiring at the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) Grant LaMontagne will remain a director of the Company and be deemed the fifth Nexus Designee as of the Closing and (iii) the Company and the Board will cause the total number of directors on the Board to be fixed at nine and a number of directors will resign such that the total number of directors on the Board is nine.

As disclosed on page 75 of the Proxy Statement, the Company undertook to file this Supplement to provide the names and the biographical information of the four remaining Nexus Designees to be appointed to the Board effective as of the Closing.

Doug Behrens (Age 57)

Mr. Behrens has served as Chief Executive Officer of Catalina Snacks, Inc. since January 2024. Previously, Mr. Behrens served as President and Chief Customer Officer of Kind LLC from August 2019 to December 2023. Additionally, Mr. Behrens served as President of Amplify Snack Brands from May 2018 to August 2019. Mr. Behrens also held various leadership positions at WhiteWave Foods, including as President, Sales and Chief Customer Officer from December 2013 to May 2018 and as Senior Vice President and Chief Customer Officer from April 2010 to December 2013. Mr. Behrens received his B.S. from Christian Brothers University.

Michael Cohen (Age 49)

Mr. Cohen co-founded Nexus Capital Management LP in 2013 and is a Managing Partner of the firm. Mr. Cohen also currently serves on the boards of directors of Acosta, Dollar Shave Club, MAV Beauty, Sugarbear and TOMS Shoes. Mr. Cohen previously served on the boards of directors of General Nutrition Centers, Smart & Final and Sprouts Farmers Market. Prior to co-founding Nexus Capital Management LP, Mr. Cohen spent 13 years at Apollo Global Management in its Private Equity Group. He began his career in the Mergers and Acquisitions Group of Salomon Smith Barney. Mr. Cohen received his B.B.A. from Emory University.

Kayla Dean Obia (Age 31)

Mrs. Dean Obia joined Nexus Capital Management LP in 2020 and serves as a Principal of the firm. She leads the firm’s investing efforts across the Beauty, Personal Care and Wellness sectors and currently serves on the boards of directors of MAV Beauty and TOMS Shoes. Prior to joining Nexus Capital Management LP, Mrs. Dean Obia served as an investment professional at Abry Partners from 2018 to 2020, where she focused on investments across the firm's private equity and senior equity funds. She began her career in the Financial Sponsors Group of Credit Suisse. Mrs. Dean Obia received her B.S. from the Haas School of Business at the University of California, Berkeley.

Kristin Patrick (Age 55)

Ms. Patrick has served as President, CMO and Chief Digital Officer of LVMH, Marc Jacobs since May 2024. Ms. Patrick previously served as Executive Vice President, Chief Marketing Officer and Head of E-commerce of Claire’s from March 2021 to May 2024. Additionally, Ms. Patrick served as Global Chief Marketing Officer at PepsiCo, Inc. from June 2013 to January 2019. Prior to her time with PepsiCo, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. and has also held various leadership positions with Walt Disney Company, Calvin Klein, Revlon, NBC Universal and Gap, Inc. Ms. Patrick also currently serves on the boards of directors of Super League Enterprises, Inc. (Nasdaq: SLE) and Niagen Bioscience, Inc. (Nasdaq: NAGE). Ms. Patrick is a Brandweek “Next Gen Marketer,” Reggie Award recipient, Forbes Top 50 Marketer and Adweek Marketing Vanguard. Ms. Patrick received her B.A. from Emerson College and her J.D. from Southwestern University.

You are not being asked to vote on or ratify the appointment of the Nexus Designees at the Special Meeting. Accordingly, there is no change to Proposal 1, The Stock Issuance Proposal, included in the Proxy Statement.

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Additional Information and Where to Find It

In connection with the proposed issuance of the Preferred Stock, the Company previously filed the Proxy Statement and other materials with the SEC. In addition, the Company may also file other relevant documents with the SEC regarding the proposed Transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The Proxy Statement and other relevant documents were sent or given to the Company’s stockholders as of the record date established for voting. Investors and stockholders may also obtain a free copy of the Proxy Statement and other documents filed by the Company at its website, www.lairdsuperfood.com, or at the SEC’s website, www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company, to the attention of Investor Relations, 5303 Spine Road, Suite 204, Boulder, Colorado 80301.

The proxy card included with the Proxy Statement remains valid, and we will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the identification of the Nexus Designees named above. All proxy cards and voting instructions returned by stockholders will be voted at the Special Meeting unless revoked. If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote?” on page 12 of the Proxy Statement.

Forward-Looking Statements

Certain statements contained in this disclosure constitute “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this disclosure may include, but are not limited to, statements relating to (i) the proposed Transactions and their expected terms, timing and closing, including receipt of required approvals, satisfaction of other customary closing conditions and expected changes and appointments to the Board, (ii) estimates of future synergies, growth opportunities, savings and efficiencies, (iii) expectations regarding the Company’s ability to effectively integrate assets and properties it may acquire as a result of the Navitas Acquisition, (iv) expectations of the continued listing of the Company’s common stock on the NYSE American LLC and (v) expectations of future plans, priorities, focus and benefits of the proposed Transactions.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to (i) the ability of the parties to consummate the proposed Transactions in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the Nexus Investment and the Navitas Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders of the issuance of Preferred Stock, and (iii) the possibility of litigation (including related to the proposed Transactions) and other risks described in the Company’s SEC filings. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. More information on potential factors that could affect the Company’s financial results is included in the Company’s definitive proxy statement filed with the SEC on February 9, 2026 in connection with the Company’s solicitation of proxies for the Company’s special meeting of stockholders to be held to approve, among other things, the issuance of Preferred Stock in connection with the proposed Transactions.